Exhibit 32.2
CERTIFICATION OF
ANNUAL REPORT ON FORM 10-Q
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Omnicom Group Inc.’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the Executive Vice President and Chief Financial Officer of Omnicom Group Inc. certify that, to my knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Omnicom Group Inc. as of the dates and for the periods expressed in the Report.

Executed as of October 20, 2011.

/s/ RANDALL J. WEISENBURGER

Name:	Randall J. Weisenburger
Title:	Executive Vice President and
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906, of the Sarbanes-Oxley Act of 2002 and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1924, as amended (the “Exchange Act”) or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Omnicom Group Inc. specifically incorporates it by reference.